Exhibit 99.1

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ENTERED 08/28/2009
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
IN RE:	§
§
PARTICLE DRILLING	§	CASE NO. 09-33744-H1-11
TECHNOLOGIES, INC., A	§
NEVADA CORPORATION et al.	§	Jointly Administered
§
Debtors.	§

ORDER GRANTING FINAL APPROVAL TO DEBTORS’ SECOND AMENDED JOINT DISCLOSURE STATEMENT, CONFIRMING DEBTORS’ SECOND AMENDED
CHAPTER 11 PLAN OF LIQUIDATION AND APPROVING SALE THEREUNDER
(Approves Docket #27, 71 and 72)

The above-captioned Debtors filed their Second Amended Chapter 11 Plan of Liquidation on July 2, 2009 (Docket #72) (the “Plan”). On August 26, 2009, the Court conducted a hearing on confirmation of the Plan, a Sale Motion (Docket #27) and final approval of the Conditionally Approved Disclosure Statement (Docket #71). During this hearing, the Court heard testimony and arguments of counsel and considered the evidence1. Having considered the foregoing, this Court finds as follows:

I. Background

1.             Particle Drilling Technologies, Inc., a Nevada Corporation filed a voluntary petition under chapter 11 of the Bankruptcy Code on May 30, 2009 and was assigned Case No. 09-33744-H1-11. Particle Drilling Technologies, Inc., a Delaware Corporation filed a voluntary petition under chapter 11 of the Bankruptcy Code on June 1, 2009 and was assigned Case No. 09-33830-H2-11. The cases are jointly administered but maintain separate claims registers. These debtors are defined in the Plan as the “Debtors”.

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1Capitalized terms not defined in the Order shall have the meanings set forth in the Plan.

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2.             On July 14, 2009, by order entered as Docket #105, this Court conditionally approved the Debtors’ Second Amended Joint Disclosure Statement (“Disclosure Statement” Docket #71) referring to the Plan. The Plan along with Debtors’ Motion for Order: (A) Authorizing and Approving the Sale of Certain of the Debtors’ Assets Free and Clear of Liens, Claims, Interests, Charges and Encumbrances; and (B) Authorizing Assumption and Assignment of Leases and Contracts Under Section 365 of the Bankruptcy Code in Connection with Such Sale (the “Sale Motion”) (Docket #27) provides for a sale of substantially all assets of the Debtors pursuant to certain bid procedures. The Court set the hearing to grant final approval to the Disclosure Statement, approve the sale and confirm the Plan for August 26, 2009 at 1:30 p.m. Objections to the Plan or the conditionally approved Disclosure Statement were due by August 21, 2009. The Court notes that while objections have been filed to confirmation of the Plan, no objections have since been filed to the conditionally approved Disclosure Statement. In the absence of any such objections the Court determine that the Disclosure Statement contains adequate information within the meaning of 11 U.S.C. §1125. Any previously filed objections to the Disclosure Statement are overruled.

3.             As evidenced by the certificate of service filed on July 17, 2009 (Docket #136), the Debtors served (i) Debtors’ Second Amended Joint Disclosure Statement (Docket #71); (ii) Debtors’ Second Amended Joint Chapter 11 Plan of Liquidation, attached as Exhibit “A” to the Second Amended Joint Disclosure Statement (Docket #71-1); (iii) Order Conditionally Approving Debtors’ Second Amended Disclosure Statement (Docket #105); (iv) Ballot with which to vote on the Chapter 11 Plan; (v) Notice of Auction and Sale Hearing (a copy of the form attached as approved by this Court’s Order, Docket #104); and (vi) Memo to Creditors and Interest Holders including plan solicitation, notice of Confirmation Hearing and related deadlines to Creditors to the parties listed on the Debtors’ Service List by first class mail, to all parties entitled to vote thereon and to the U.S. Trustee. No party has contested the sufficiency of service, and the Court has accepted the evidence of service.

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4.             As further ordered by docket #60 on June 30, 2009, the Debtors published a notice of the bar date in the Wall Street Journal - national edition. The publication gave notice of the pendency of the bankruptcy case and need to file a proof of claim. The publication also gave notice of the proposed Plan and sale and auction:

The Debtors are proposing a Sale of substantially all of their assets at an Auction. The auction will take place following bid procedures approved by the Court sometime in July 2009. The Debtors have filed a proposed Plan of Liquidation to distribute the proceeds of the Auction and dissolve the Debtors. The confirmation hearing is scheduled for July 29, 2009 at 1:30 p.m. at the United States Court House, Courtroom No. 404, 515 Rusk Street, Houston, Texas, 77002. For more information, contact the Debtors’ counsel (listed above). For more information, contact the Debtors’ counsel (listed above).

Wall Street Journal (National Ed.), Page C7, June 30, 2009.

5.             On July 14, 2009, by Docket #104, the Court approved certain auction and bidding procedures and found that notice of the Bidding Procedures, including Notice of the Auction and Sale Hearing as provided for therein were adequate and reasonable.

6.             Notice of the matters described above to the creditors and parties in interest of the Debtors was adequate and appropriate.

7.             On August 4, 2009, by order entered as Docket #150, the Court terminated the Debtor’s exclusive period to propose a plan of reorganization or liquidation. No competing plan of reorganization or liquidation has been filed.

8.             Pursuant to Docket #104, the Debtors received no bids by the August 21, 2009 bid deadline. No auction was conducted in the absence of a competing bid. Therefore, the sale of substantially all of the Debtors’ assets described in the Plan, Disclosure Statement and Sale Motion to PDTI Holdings, LLC will form the basis for funding the Plan. The original Asset Purchase Agreement attached to the Sale Motion has been amended to make certain technical changes and to increase the consideration paid to the estate to ensure a positive return to the general unsecured creditors.

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9.             On August 24, 2009, the Debtors filed docket #201 evidencing the ballot tabulation in which all classes of all creditors voted to accept the plan. Indeed, all ballots cast accepted the plan except for PSI Distribution Incorporated and ProDril Services International Limited, whose claims (claims #56 and #57) are dealt with by separate order.

10.           The Plan sets forth a comprehensive transaction which will result in all creditors being paid as provided in the Plan. The Court finds that the Plan meets all of the requirements for confirmation set forth in the Bankruptcy Code and that the treatment of claims is fair,

II. Votes, Objections and Resolutions

11.           The Plan separates claims and equity interests into seven classes. Each of the classes who voted, have voted to accept the Plan.

12.           Class 1 is the Allowed Secured Claim of Heil in the amount of $1,575,000, plus additional attorney’s fees, costs and any unpaid interest for funds advanced after the petition date. Heil’s claim is paid in full by credit bidding the amount of his Allowed Secured Claim. Heil has also funded operations in the case through the DIP loan, which has satisfied the secured claim of LC Master Fund (Class 2 claim) in full. Class 1 voted to accept the plan. Class 1 is unimpaired. No vote was received from Class 2, since it was paid.

13.           Class 3 consists of the Other Allowed Secured Claims. There were no claims or votes in this class.

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14.           Class 4 consists of Allowed Small Claims under $1,000. Class 4 is impaired and voted to accept the Plan.

15.           Class 5 consists of the Allowed General Unsecured Claims. At the confirmation hearing, the Court heard extensive evidence and estimated that the claims (for voting purposes only) of ProDril and PSI jointly exceeded one-third of the claims in the class. ProDril and PSI reject the plan. Accordingly, Class 5 did not accept the plan.

16.           Class 6 consists of the Allowed Interests of Equity Holders. Class 6 is impaired and voted to accept the Plan.

17.           Class 7 consists of Allowed Interests of Warrant Holders. The Plan provides that the warrants will be cancelled and that Warrant Holders shall receive no distribution or any property under the Plan. Therefore, Class 7 is deemed to have rejected the Plan. No Class 7 votes were received by the Debtors.

18.           The Debtors received two objections to confirmation of the Plan. The objection of Cypress-Fairbanks Independent School District and Harris County (Docket #178) was withdrawn. The objection of PSI Distribution Incorporated (“PSI”), Prodril Services International Limited (“PSIL”) and Guardian LLC Defined Benefit Plan and Trust (“Guardian”) (Docket #175) was overruled for the following reasons.

a.
For the reasons set forth in the Court’s Memorandum Opinion (docket #134) on July 29, 2009, the Debtors may sell their intellectual property interests free and clear of any rights asserted by PSI and PSIL. The findings and conclusions set forth in that Memorandum Opinion are fully incorporated into this opinion. A copy of the opinion is attached. At the confirmation hearing, PSI and PSIL re-urged all of their objections to the Memorandum Opinion. Those re-urged objections are over ruled on their merits. The Court makes no ruling on whether PSI and PSIL are barred by res judicata or collateral estoppel from making such objections,

b.	Guardian purports to be the holder of 50,000 shares of stock. Guardian did not cast a ballot as a Class 6 Equity Interest Holder. Class 6 voted to accept the plan such that Guardian is bound thereby.

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c.
The only cognizable confirmation objection lodged in Docket #175 was that the Plan was not proposed in good faith and that the requirements of 11 U.S.C. §1129 have not been met. The good faith objection was withdrawn at the hearing. The § 1129 objection is overruled for the reasons set forth below.

19.           The Court finds that the Debtors satisfied all applicable provisions of 11 U.S.C. §1129 and the Bankruptcy Code.

20.           The Court finds that the terms for the sale of the Debtors’ assets to PDTI Holdings, LLC were negotiated at arms length, in good faith and without collusion.
III. Order

It is therefore ORDERED that:

21.           The above findings are incorporated herein and made the order of the Court.

22.           The Disclosure Statement is finally approved.

23.           The terms of the Plan are appropriate and approved, as provided for herein.

24.           All objections to the confirmation of the Plan are overruled or withdrawn.

25.           The Plan is confirmed. A copy of the Plan is attached hereto as Exhibit “A”.

26.           Pursuant to the terms of the Plan, the Debtors are substantively consolidated.

27.           The sale of the Debtors’ assets to PDTI Holdings, LLC pursuant to the Amended Asset Purchase Agreement attached hereto as Exhibit B is hereby approved under sections 363(b) and 1123(a)(5) of the Bankruptcy Code.

28.           The executory contracts listed on the attached Exhibit C, if any, are assumed and assigned to PDTI-Holdings, LLC under the terms of the Plan and Asset Purchase Agreement. All other executory contracts are deemed rejected.

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29.           The transaction described in the Amended Asset Purchase Agreement attached hereto as Exhibit B shall be closed on or before September 1, 2009.

30.           At closing, in exchange for the consideration described in the Amended Asset Purchase Agreement, the Debtors shall convey the assets described therein to PDTI Holdings, LLC. free and clear of all royalty obligations, mortgages, security interests, conditional sale or other title retention agreements, pledges, liens (including but not limited to, tax liens of any nature and mechanics liens), judgments, demands, encumbrances, easements, restrictions or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (the foregoing collectively referred to as “Liens” herein), and all debts arising in any way in connection with any acts of the Debtors, claims (as that term in defined in the Bankruptcy Code), obligations, demands, guaranties, options, rights, contractual commitments, restrictions, interests and matters of any kind and nature, whether arising prior to or subsequent to the commencement of this case, and whether imposed by agreement, understanding, law, equity or otherwise (the foregoing collectively referred to as “Claims” herein). The transfer of the Property shall be free of all transfer or stamp taxes as provided for in section 1146(a) of the Bankruptcy Code. Notwithstanding the foregoing, the ad valorem taxing authorities shall retain all liens they currently hold, whether for pre-petition tax years or for the current tax year, on any property of the debtor until they receive payment in full of all taxes, and interest owed to them under the provisions of this Plan, and their lien position shall not be diminished or primed by any Exit Financing approved by the Court in conjunction with the confirmation of this plan.

31.           Except as provided in the Plan and subject to occurrence of the Effective Date, the transfer of Assets, does not and will not subject PDTI Holdings, LLC to any liability for claim against the Debtors by reason of such transfer under the laws of the United States, any state, territory or possession thereof or the District of Columbia applicable to such transactions.

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32.           Upon closing of the transactions described in the Plan, except as provided in the Plan or herein, and subject to occurrence of the Effective Date, all persons and entities holding Liens or Claims of any kind and nature with respect to the transferred property, are hereby barred from asserting such Liens and Claims of any kind and nature against PDTI Holdings, LLC, its successors or assigns, or the transferred property.

33.           Except as set forth in the Plan or herein, and subject to occurrence of the Effective Date, PDTI Holdings, LLC, and its respective partners, officers, directors and affiliates are not assuming nor shall they in any way whatsoever be liable or responsible, as a successor or otherwise, for any liabilities, debts or obligations of the Debtors or any liabilities, debts or obligations in any way whatsoever relating to or arising from the operation of any Debtors’ Assets prior to the transfer.

34.           Except as set forth in the Plan or herein, and subject to occurrence of the Effective Date, no person or entity, including without limitation, any federal state or local governmental agency, department or instrumentality, shall assert against PDTI Holdings, LLC or its successors in interest any liability, debt or obligation relating to or arising from the use of the assets or any liabilities calculable by reference to the Debtors or their assets or operations, and all persons and entities are hereby enjoined from asserting any such liabilities, debts or obligations against the transferee.

35.           The Debtors are authorized to execute, deliver, and file all documents including deeds, bills of sale and other documents necessary to transfer title on or after the Effective Date as may be necessary, required, or appropriate to carry out the provisions of the confirmed Plan and take all necessary ministerial acts to effect the terms of this order or the sale. To the extent the Plan provides for a creditor to release a lien, such creditor shall release such at the request of the Debtors or PDTI Holdings, LLC.

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36.           The Court hereby orders that the sale is in good faith and without collusion such that the protections afforded by pursuant to Section 363(m) of the Bankruptcy Code is applicable and that no action may be brought under Section 363(n).

37.           Pursuant to 11. U.S.C. § 1141(a), the provisions of the Plan are binding on all parties, including, but not limited to, creditors and equity security holders of the Debtors whether or not any such creditors or equity holders have accepted the Plan.

38.           All rights of the holders of Claims or Interests of all classes under the Plan, including, without limitation, the right to receive distributions on account of such Claims or Interests, shall hereinafter be limited solely to the right to receive such distributions, and retain such liens and other rights, exclusively as provided in this Order and the Plan.

39.           Pursuant to Article 3.1 of the Plan, any holder of an Administrative Claim against the Debtors, except the U.S. Trustee with respect to quarterly fees and for expenses incurred in the ordinary course of operating the Debtor’s business, shall file proof of such Claim or application for payment of such Administrative Claim on or within thirty (30) days after the Confirmation Date, with actual service upon counsel for the Debtors or such Holder’s Administrative Claim will be forever barred and extinguished and such Holder shall, with respect to any such Administrative Claim be entitled to no distribution and no further notices. All pre-confirmation U.S. Trustee fees due as of the Effective Date, shall be paid when due or on the Effective Date.

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40.           Except as provided otherwise in the Plan or herein, and subject only to the occurrence of the Effective Date of the Plan, the Debtors are hereby discharged from all debts that arose before the date of the entry of this Order, including, without limitation, any debts based on the Debtors guarantees of collection, payment or performance of any obligation of the Debtors, and any debt of a kind specified in §§ 502(g), 502(h) or 502(i) of the Code, other than (A) Administrative Expenses (as such term is defined in the Plan) representing liabilities incurred in the ordinary course of business by the Debtor, and (B) Administrative Expenses representing allowances of compensation or reimbursement of expenses allowed pursuant to §§ 330 and 503(b)(3) of the Code, whether or not (i) a Proof of Claim based on such debt is filed or deemed filed under § 502 of the Code; (ii) such claim is allowed under § 502 of the Code; or (iii) the holder of such claim has accepted the Plan.

41.           Subject only to the occurrence of the Effective Date of the Plan, any judgment at any time obtained, to the extent that such judgment is a determination of the personal liability of the Debtors with respect to any debt discharged hereunder is hereby rendered null and void.

42.           Except as provided in the Plan or this Order, as of the Confirmation Date, all entities which have held, currently hold or may hold a claim or other debt or liability that is discharged are permanently enjoined from taking any of the following actions on account of such discharged claims, debts or liabilities or terminated interests or rights: (i) commencing or continuing in any manner, any action or other proceeding against the Debtors or their Assets; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or other award against the Debtors or their Assets; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors or then- Assets; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or their Assets; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the Plan.

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43.           Except as otherwise provided for herein, the Release and Exculpation set forth in Sections 16.7 and 16.8 of the Plan are approved.

44.           The respective affiliates, officers, directors, shareholders, members, representatives, attorneys, financial advisors, and agents of the Debtors have acted in good faith, and each of those parties are hereby forever released from and shall not be liable to any holder of a Claim, or other party with respect to any action, forbearance from action, decision, or exercise of discretion taken from the Petition Date to the Effective Date in connection with (i) the operation of the Debtors; (ii) the proposal or implementation of any of the transactions provided for, or contemplated in, the Plan or the Plan Documents; or (iii) the administration of the Plan or the assets and property to be distributed pursuant to the Plan and the Plan Documents.

45.           The failure specifically to include any particular provisions of the Plan in this Order shall not diminish or impair the efficiency of such provision, it being the intent of the Court that the Plan be authorized and approved in its entirety, except as modified or otherwise provided for herein.

46.           So long as such amendments or modifications do not materially affect the interests of creditors or the interest holders, the proponent of the Plan may propose amendments or modifications to the Plan after the entry of this Order, subject to, upon notice and hearing, the approval of this Court, in order to remedy any defect or omission, or reconcile any inconsistencies in the Plan or in this Order, as may be necessary to carry out the purpose and intent of the Plan.

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47.           After the entry of this order, pleadings shall only be served upon the United States Trustee, and any party directly affected by the pleading and its counsel, if known (i.e, claims objections need only be served upon the person who filed the claim that is subject to the objection, its counsel, if known, and the United States Trustee). All pleadings shall be served on Mssrs. Bobo and Grier.

48.           To me extent that objections to the Plan are not specifically sustained herein, they are overruled and denied.

49.           The reversal or modification of this Order on appeal will not affect the acts taken pursuant to the Plan, or any other agreement, document, instrument or action authorized by this Order or under the Plan as to the Debtors or any other person acting in good faith, whether or not such person knows of the appeal, unless this Order is stayed pending appeal.

50.           This Order is stayed until 10:00 a.m. on September 1, 2009.

51.           This Court retains jurisdiction (i) to enforce and implement the terms and provisions of the Plan and this Order, all amendments thereto, any waivers and consents herein provided, and any agreements executed in connection herewith, (ii) to compel implementation of the transactions described in the Plan, (iii) to resolve any disputes arising under or related to this Order or the Plan, and (iv) to interpret, implement and enforce the provisions of this Order and the Plan.

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ADDITIONAL FINDINGS AND CONCLUSIONS

At the confirmation, hearing, the Court estimated that the claims held by PSI and PSIL exceeded one-third of the total claims in Class 5. Although 100% of all other holders of claims in Class 5 voted to accept the proposed plan, the Court held by oral ruling that Class 5 had not accepted the plan. In order to constitute an accepting class, the holders of claims in Class 5 were required to vote to accept the plan by both a majority in number (a standard that was satisfied by the vote) and by at least 2/3 in amount. 11 U.S.C. § 1126(c). Based on the Court’s estimate, less than 2/3 in amount accepted the plan. Accordingly, Class 5 was not an accepting class.

Section 1129(a) mandates confirmation only if all of the requirements of § 1129(a) are satisfied. 11 U.S.C. § 1129(a) (“The court shall confirm a plan only if all of the following requirements are met:...”). Section 1129(a)(8) mandates that each class of claims accept the claim. Because Class 5 did not accept the plan, the Court may not confirm the plan pursuant to § 1129(a).

Section 1129(b) provides that the Court shall confirm a plan if all of the § 1129(a) requirements other than § 1129(a)(8) are satisfied AND “if the plan does not discriminate unfairly, and is fair and equitable, with respect to each class of claims or interests that is impaired under, and has not accepted, the plan,” 11 U.S.C. § 1129(b)(1).

Section 1129(b)(2)(B) defines what “fair and equitable” means with respect to a non-accepting class of unsecured claims. Under § 1129(B)(2)(B), a plan is fair and equitable if one of two standards are satisfied. Only the second standard is relevant here. Under § 1129(B)(2)(B)(ii), a plan is fair and equitable to a class of unsecured claims if no class that is junior in priority to the class will receive anything under the plan. It is undisputed that this requirement is satisfied. Under the terms of the proposed plan, there will be no distribution and no retention of property by any class that is junior to the dissenting class of unsecured claims.

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In addition to the requirement that the plan be fair and equitable, § 1129(b)(2) also requires an absence of unfair discrimination. There is no unfair discrimination in the plan. The only allegedly unfair discrimination is a last-minute challenge made by PSI and PSIL as to the creation of a convenience class of creditors in Class 4. For several reasons, the creation of this class does not discriminate unfairly. First, the statue explicitly allows for the creation of a convenience class of creditors. 11 U.S.C. § 1122(b). Second, PSI and PSIL stipulated that the plan “has been proposed in good faith and not by any means forbidden by law.” This stipulation was made well after the issue of the importance of the convenience class had been clarified by the Court. Accordingly, the Debtors proposed a statutorily allowed provision in their plan and did so in good faith. The provision provides a mechanism to allow small creditors to be paid without administrative inconvenience. That is the purpose of the statute. It is not unfair discrimination when a debtor acts in good faith to include a statutorily allowed separate class.

Therefore, the only remaining issue with respect to confirmation is whether all of the requirements of § 1129(a) (other than § 1129(a)(8)) have been satisfied. Only one of those conditions is at issue. The issue is whether there is at least one class of accepting impaired creditors as required by § 1129(a)(10).

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The Debtors and PSI and PSIL disagree over whether an accepting convenience class (such as Class 4) satisfies § 1129(a)(10)’s requirement that at least one class of impaired creditors accept the plan. Having reviewed the case law, the Court concludes that that a convenience class, proposed in good faith, satisfies 1129(a)(10)’s requirements. In re Piece Goods, 188 B.R. 778 (Bankr. M.D.N.C. 1995); In re Travelers Motor Inn, 215 B.R. 485 (N.D.N.Y. 1997). Additionally, three provisions of the Bankruptcy Code are particularly persuasive to the Court. First, § 1122(b) explicitly allows for a plan to “designate a separate class of [convenience] claims.” Second, § 1129(a)(10) provides that “[i]f a class of claims is impaired under the plan, at least one class of claims that is impaired under the plan has accepted the plan.” Third, § 1124 provides that all classes of claims are impaired unless the rights of the holders of the claims are unaltered. In this case, the claims held by the holders of Class 4 claims are discharged by partial payment. They are impaired. The logic is inescapable. The Bankruptcy Code:

—	allows for a class of convenience claims,

—	provides that any accepting impaired class satisfies § 1129(a)(10), and

—	provides that the claims are impaired.

Therefore, a consenting class of convenience creditors satisfies the § 1129(a)(10) requirement.

In so ruling, the Court does not hold that a convenience class will always serve as an accepting class under § 1129(a)(10). It is plain that a Debtor may not gerrymander or act in bad faith by creating a convenience class solely for the purpose of creating an accepting impaired class of claims. In re Greystone III Joint Venture, 995 F.2d 1274 (5th Cir. 1991). However, the parties have stipulated that this plan was proposed in good faith and not by any means forbidden by law. Such a stipulation would not preclude the Court from looking further. But, the Court will not go on a fishing expedition and nothing has come to the Court’s attention that would justify an independent inquiry.

The objections are overruled and the plan is confirmed.

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The Debtor shall promptly serve a copy of this confirmation order pursuant to Fed. R. Bankr. P. 3020(c)(2),

August 28, 2009.	/s/ Marvin Isgur
Marvin Isgur
UNITED STATES BANKRUPTCY JUDGE